EXHIBIT 99

Sunday, June 14, 1998




PRESS RELEASE                                            FOR IMMEDIATE RELEASE



                  TELEGLOBE AND EXCEL COMMUNICATIONS ANNOUNCE
                         US$7 BILLION MERGER OF EQUALS
     GLOBAL COMMUNICATIONS COMPANY TARGETS WORLD-WIDE RESIDENTIAL, BUSINESS
                  WHOLESALE AND INTERNET GROWTH OPPORTUNITIES



MONTREAL and DALLAS, June 14, 1998 - Teleglobe Inc. (NYSE, TSE, ME:TGO), a world leader in the intercontinental telecommunications industry, and Excel Communications, Inc. (NYSE : ECI), the fifth-largest long distance carrier in the United States, today announced that they have signed a definitive merger agreement, creating a global integrated long distance communications company reaching 240 countries and having a combined equity market value (based on June 12, closing prices) of approximately US$7 billion (C$10 billion).

The merger represents a major development in the international communications industry. It combines Teleglobe's extensive intercontinental network the second-largest in reach in North America and the third-largest in the world - with Excel's unique and effective channels of distribution and US network in order to offer a broad array of new products and services to homes, businesses, carriers and Internet service providers (ISP's) around the world. The potential domestic and international long distance telecommunications market for the combined company in the G-7 countries where Teleglobe is currently licensed to operate - United States, Japan, Germany, France, United Kingdom, Italy and Canada exceeds US$150 billion and should continue to grow rapidly over the next few years.

Under the terms of the merger agreement, Teleglobe shareholders will retain their shares and each share of Excel Communications, Inc. will be exchanged for
0.885 of a share of Teleglobe Inc. common stock, after giving effect to Teleglobe's previously announced two-for-one stock split for its shareholders of record on June 15, 1998. This merger of equals transaction is intended to be accounted for on a "pooling of interests" basis and will be tax-free for the companies and their shareholders. Teleglobe intends to maintain its annual dividend of C$0.34 per share (US$0.24).


                                     -more-

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TELEGLOBE AND EXCEL MERGER
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"This merger unlocks value for shareholders of both companies. Combining
Teleglobe's global reach and its portfolio of products and services with Excel's marketing savvy and its proven distribution system is a perfect fit that satisfies each company's greatest strategic needs," commented Charles Sirois, Chairman and CEO of Teleglobe Inc. "By joining with Kenny Troutt and his colleagues at Excel, Teleglobe has significantly accelerated implementation of its strategy for rapid growth and retail market penetration. With this merger, Teleglobe has reached its target for retail expansion four or five years ahead of schedule and can now move on to more ambitious objectives."

Kenny A. Troutt, Chairman, CEO and President of Excel Communications added:
"This merger is a perfect strategic fit. Excel and Teleglobe are two companies that are highly profitable, complementary, entrepreneurial and growth-oriented. The combination of Teleglobe's global network and licenses with our strong distribution channels will create a global player that can market a host of products, including Internet access, calling cards, pre-paid calling cards and operator services, to residential and commercial customers in the U.S., as well as in an increasing number of other countries as they open their markets to competition."

The boards of directors of both companies have unanimously approved the merger. In addition, holders representing a majority of outstanding Teleglobe shares, including BCE Inc., and a majority of outstanding Excel Communications shares have approved the merger and committed to vote in favor of other related matters. The merger is subject to approvals by US and Canadian authorities as well as other closing conditions. The companies anticipate that the merger will close before the end of the year.

Teleglobe and Excel have entered into certain reciprocal option agreements, each granting to the other company the right to acquire, under certain circumstances, up to 19.9% of its outstanding common shares at a pre-announcement closing price per common share. The options would become exercisable by Teleglobe or Excel in connection with the termination of the merger agreement, under certain circumstances, and the other company would be entitled to the benefits derived therefrom. In addition the merger agreement provides for the payment of a US$120 million termination fee under certain circumstances.

The combined company will be named Teleglobe Inc. and will be headquartered in Montreal. Its global telecommunications operation will remain in McLean (Va) and Excel's existing operations will continue to be directed from Dallas, Texas. Other principal places of business for the combined company are located in Chantilly (Va), London (UK), Frankfurt (Germany), Paris (France), Tokyo (Japan) and Hong Kong (China).

                                     -more-

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TELEGLOBE AND EXCEL MERGER
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Merger Benefits

The merger is expected to be accretive to earnings per share of Teleglobe Inc. from its inception, even before taking into account expected revenue enhancements and operating synergies. The managements of Teleglobe and Excel have identified the following significant revenue enhancements and operating synergies resulting from the merger:

* The leveraging of Teleglobe's global network and operating licenses in 18 countries will provide a platform for the geographic expansion of Excel's proven relationship marketing channels into new geographic markets in Europe, Asia, Latin America, Australia and Africa, as well as in Canada;

* The introduction of Teleglobe's products and services - such as international long distance, operator services, calling cards, Internet connectivity and international business services - to Excel's existing customer base;

* The integration of Teleglobe's global and Excel's US network to reduce international and US long distance termination fees paid currently by the companies to other networks.

Teleglobe and Excel have agreed that they will immediately pursue commercial arrangements for Excel to sell Teleglobe products and services and for Teleglobe to sell Excel services. Additionally, the companies have agreed to plan for the integration of their networks, accelerating the timetable to achieve cost savings.


The New Teleglobe

The merger will create the fourth-largest telecommunications carrier in the North American long distance market, with approximately 4,800 employees worldwide serving more than 275 carriers worldwide, nearly six million residential customers and approximately 65,000 business customers, including more international ISP's than any other telecommunications company. The combined company will be owned (on a fully-diluted basis) 51.5% by the current shareholders of Teleglobe Inc. and 48.5% by the current shareholders of Excel Communications, Inc., without giving effect to a contractual right of BCE Inc. to purchase additional shares so as to maintain a 20 % minimum ownership interest in Teleglobe Inc.

The new company features:

* Combined equity market value of US$7 billion (C$10 billion), based on closing stock prices prior to announcement;

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TELEGLOBE AND EXCEL MERGER
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* Annual dividend of C$0.34 per share (US$0.24);


* Combined first quarter 1998 annualized revenues of approximately US$3.5 billion (C$5 billion);

* Combined first quarter 1998 annualized EBITDA of almost US$600 million (C$830 million);

* Combined first quarter 1998 annualized traffic of approximately 15.7 billion minutes;

* Licenses to own, operate and/or resell facilities-based networks in 18 countries, including all G-7 countries;

* One of the world's most extensive Internet backbones, serving 109 ISP's in 71 countries;

* Over 70 offices in 30 countries by year end;

* Proven U.S.-based marketing channels poised for international expansion; and

* Listings on New York Stock Exchange, Toronto Stock Exchange and Montreal Exchange.

"This merger is about growth, expansion and opportunities. For employees, the new Teleglobe will open exciting opportunities, as we enter new markets and attract new customers," confirmed Charles Sirois.


Management Structure

Teleglobe will be led by a management team with extensive telecommunications experience and a history of attracting and maintaining customers through the creation of strong sales and marketing relationships. Upon completion of the merger, Charles Sirois will serve as Chairman and Chief Executive Officer of Teleglobe Inc. Kenny Troutt will become Vice Chairman, President and Chief Operating Officer of Teleglobe Inc. and remain Chief Executive Officer of Excel Communications. Paolo Guidi will continue as Chief Executive Officer of Teleglobe Communications Corporation.

The board of directors will be comprised of an equal number of representatives of Teleglobe and Excel, as well as jointly selected members.

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TELEGLOBE AND EXCEL MERGER
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Excel Second Quarter Outlook

Excel also announced that it expects EPS for the second quarter of 1998 to be in the US$0.22 to US$0.25 range as a result of lower than expected revenues. This range is above EPS results of US$O.21 for the first quarter of 1998, and is at or slightly below the range of analyst estimates for the second quarter.

Company Descriptions

Teleglobe Inc. is recognized as a world leader in the intercontinental telecommunications industry. The company's global network includes submarine cable and satellite facilities, meeting the global connectivity needs of established and emerging carriers from around the world, as well as those of consumers, multinational corporations, ISP's and broadcasters. Teleglobe also has a 35% interest in ORBCOMM, the world's first commercial low-earth- orbit satellite-based data communications system. Teleglobe Inc.'s home page on the World Wide Web is http://www.teleglobe.com.


Excel Communications, Inc. is the fifth largest long distance company in the United States. Utilizing a state-of-the-art, facilities-based network, the company offers its subscribers residential commercial long distance services, dial-around services, calling cards and paging services. Excel markets these products nationwide to residential and commercial customers under the Excel and Telco subsidiaries. Excel has more than 3,000 employees who support the corporate, network management, billing, teleservices and marketing functions of the company. Excel Communications Inc.'s home page on the World Wide Web is http://www.excel.com.

                                      ###

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results.


CONTACT:                                     EXCEL COMMUNICATIONS, INC.
TELEGLOBE INC.                               Media: Kenneth Kracmer 214-863-8400
Media: Sylvia Morin 514-868-7762             Investors: Mary Bell 214-863-8730
Investors: Jacques Deforges 514-868-7716, or Nicole Blanchard 514-868-8148